Exhibit 99.1

SELECTED COMBINING CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

On December 6, 2023, FSP Blue Lagoon Drive LLC (the “Blue Lagoon Seller”), a wholly-owned subsidiary of Franklin Street Properties Corp. (“FSP Corp.” or the “Registrant”), sold a property (the “Blue Lagoon Property”) to LEN Blue Lagoon, LLC (as successor-in-interest to Lennar Homes, LLC, the “Blue Lagoon Buyer”), pursuant to a Purchase and Sale Agreement dated July 26, 2023 (the “Blue Lagoon Agreement”).  Lennar Homes, LLC is a tenant at the Blue Lagoon Property pursuant to that certain Office Lease Agreement with the Blue Lagoon Seller dated September 13, 2019, as amended pursuant to a First Amendment to Office Lease Agreement dated January 29, 2021 (as amended, the “Lease”).  The gross purchase price for the Blue Lagoon Property was $68,000,000.  There were no material relationships, other than in respect of the Blue Lagoon Agreement and the Lease, by and among the Blue Lagoon Seller and the Blue Lagoon Buyer, or any of their respective affiliates.  The Blue Lagoon Property is located at 5505 Blue Lagoon Drive, Miami, Florida.

On October 26, 2023, FSP One Legacy Circle LLC (the “One Legacy Seller”), a wholly-owned subsidiary of FSP Corp., sold a property (the “One Legacy Property” and together with the Blue Lagoon Property, the “Properties”) to Land Legacy, LP and Manas Legacy, LP (as successors-in-interest to LLL Four Forest, LLC, and together the “One Legacy Buyer”), pursuant to a Purchase and Sale Agreement dated July 26, 2023, as amended pursuant to a First Amendment to Purchase and Sale Agreement dated September 11, 2023 (as amended, the “One Legacy Agreement”).  The gross purchase price for the One Legacy Property was $48,000,000. There were no material relationships, other than in respect of the One Legacy Agreement, among the One Legacy Seller and the One Legacy Buyer, or any of their respective affiliates.  The One Legacy Property is located at 7500 Dallas Parkway, Plano, Texas.

The following unaudited pro forma condensed consolidated financial statements of FSP Corp. have been prepared to show the pro forma effect of the dispositions of the Properties, and have been prepared in accordance with Article 11 of Regulation S-X by applying pro forma adjustments to our historical combined financial information.  The pro forma transaction accounting adjustments for the sales consist of those necessary to account for the dispositions.  The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of FSP Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2022, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.  The pro forma condensed consolidated balance sheet has been presented as if the disposition of the Properties had occurred as of September 30, 2023.  The pro forma condensed consolidated statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 are presented as if the dispositions were completed on January 1, 2022.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the actual results of operations of FSP Corp. for the periods indicated, nor do they purport to represent the financial condition or results of operations of FSP Corp. for any future period.  These unaudited pro forma financial statements are provided for informational purposes only.  FSP Corp.’s financial position and results of operations after the dispositions of the Properties may be significantly different than what is presented in these unaudited pro forma financial statements.  In the opinion of FSP Corp.’s management, all material adjustments necessary to reflect the effect of the above transactions have been made.

Franklin Street Properties Corp.

Unaudited Condensed Consolidated Pro Forma Balance Sheets

September 30, 2023

(dollars in thousands, except per share amounts)

			Transaction				Transaction
			Accounting		Historical		Accounting
	Historical		Adjustments		FSP Corp. Less		Adjustments
	FSP Corp.	(a)	One Legacy Property		One Legacy Property	(e)	Blue Lagoon Property		Pro Forma

Assets:
Real estate assets, net	$921,581		$-		$921,581		$-		$921,581
Acquired real estate leases, net	7,447		-		7,447		-		7,447
Assets held for sale	132,659		(36,225)	(b)	96,434		(57,474)	(f)	38,960
Cash, cash equivalents and restricted cash	13,043		45,849	(c)	58,892		57,817	(g)	116,709
Tenant rents receivable, net	2,854		-		2,854		-		2,854
Straight-line rents receivable, net	43,253		-		43,253		-		43,253
Prepaid expenses and other assets	5,601		-		5,601		-		5,601
Office computers & furniture, net	109		-		109		-		109
Deferred leasing commissions, net	25,226		-		25,226		-		25,226

Total assets	$1,151,773		$9,624		1,161,397		$343		$1,161,740

Liabilities and stockholders' equity:
Liabilities:
Bank note payable	$80,000		$-		80,000		$-		$80,000
Term loan payable, net of unamortized financing costs	114,610		-		114,610		-		114,610
Series A & Series B Senior Notes, net of unamortized financing costs	199,629		-		199,629		-		199,629
Accounts payable and accrued expenses	36,857		(886)	(b)	35,971		(450)	(f)	35,521
Accrued compensation	3,179		-		3,179		-		3,179
Tenant security deposits	5,631		(224)	(b)	5,407		-		5,407
Lease liability	444		-		444		-		444
Acquired unfavorable real estate leases, net	97		-		97		-		97
Total liabilities	440,447		(1,110)		439,337		(450)		438,887

Stockholders' Equity:
Preferred stock	-		-		-		-		-
Common stock	10		-		10		-		10
Additional paid in capital	1,335,091		-		1,335,091		-		1,335,091
Accumulated other comprehensive loss	1,417		-		1,417		-		1,417
Accumulated distributions in excess of accumulated earnings	(625,192)		10,734	(d)	(614,458)		793	(h)	(613,665)
Total stockholders' equity	711,326		10,734		722,060		793		722,853

Total liabilities and stockholders' equity	$1,151,773		$9,624		1,161,397		$343		$1,161,740

Franklin Street Properties Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Nine Months Ended

September 30, 2023

(dollars in thousands, except per share amounts)

			Transaction				Transaction
			Accounting		Historical		Accounting
	Historical		Adjustments		FSP Corp. Less		Adjustments
	FSP Corp.	(i)	One Legacy Property		One Legacy Property	(l)	Blue Lagoon Property		Pro Forma
Revenues:
Rental	$110,927		$(4,183)	(j)	$106,744		$(5,857)	(m)	$100,887
Other	9		-		9		-		9
Total revenues	110,936		(4,183)		106,753		(5,857)		100,896
Expenses:
Real estate operating expenses	37,627		(1,085)	(j)	36,542		(2,009)	(m)	34,533
Real estate taxes and insurance	21,257		(906)	(j)	20,351		(653)	(m)	19,698
Depreciation and amortization	42,780		(1,325)	(j)	41,455		(1,794)	(m)	39,661
General and administrative	10,849		(21)	(j)	10,828		(3)	(m)	10,825
Interest	18,099		-		18,099		-		18,099
Total expenses	130,612		(3,337)		127,275		(4,459)		122,816

Loss on extinguishment of debt	(106)		-		(106)		-		(106)
Gain on consolidation of Sponsored REIT	394		-		394		-		394
Loss on sale of properties and impairment of asset held for sale, net	(32,085)		-		(32,085)		19,162	(m)	(12,923)
Loss before taxes on income	(51,473)		(846)		(52,319)		17,764		(34,555)
Tax expense on income	212		(24)	(j)	188		-		188

Net loss	$(51,685)		$(822)		$(52,507)		$17,764		$(34,743)

Weighted average number of shares outstanding, basic and diluted	103,333				103,333				103,333

Net loss per share, basic and diluted	$(0.50)				$(0.51)				$(0.34)

Franklin Street Properties Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended

December 31, 2022

(dollars in thousands, except per share amounts)

			Transaction				Transaction
			Accounting		Historical		Accounting
	Historical		Adjustments		FSP Corp. Less		Adjustments
	FSP Corp.	(i)	One Legacy Property		One Legacy Property	(l)	Blue Lagoon Property		Pro Forma
Revenues:
Rental	$163,739		$(4,841)	(j)	$158,898		$(5,190)	(m)	$153,708
Related party revenue:
Management fees and interest from loans	1,855		-		1,855		-		1,855
Other	21		-		21		-		21
Total revenues	165,615		(4,841)		160,774		(5,190)		155,584
Expenses:
Real estate operating expenses	52,820		(1,183)	(j)	51,637		(2,031)	(m)	49,606
Real estate taxes and insurance	34,620		(1,084)	(j)	33,536		(650)	(m)	32,886
Depreciation and amortization	63,808		(1,877)	(j)	61,931		(3,026)	(m)	58,905
General and administrative	13,885		(12)	(j)	13,873		(7)	(m)	13,866
Interest	22,808		-		22,808		-		22,808
Total expenses	187,941		(4,156)		183,785		(5,714)		178,071

Loss on extinguishment of debt	(78)		-		(78)		-		(78)
Impairment and loan loss reserve	(4,237)		-		(4,237)		-		(4,237)
Gain on sale of properties, net	27,939		10,734	(k)	38,673		(18,369)	(n)	20,304
Income before taxes on income	1,298		10,049		11,347		(17,845)		(6,498)
Tax expense on income	204		(23)	(j)	181		-		181

Net income (loss)	$1,094		$10,072		$11,166		$(17,845)		$(6,679)

Weighted average number of shares outstanding, basic and diluted	103,338				103,338				103,338

Net income per share, basic and diluted	$0.01				$0.11				$(0.06)

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

The above unaudited condensed consolidated pro forma financial statement presentation has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of FSP Corp.  Certain assumptions regarding the operations of FSP Corp. have been made in connection with the preparation of the condensed consolidated financial pro forma information.  These assumptions are as follows:

1. Adjustments to Pro Forma Condensed Consolidated Balance Sheet

(a)	Represents FSP Corp.’s historical condensed consolidated balance sheet as of September 30, 2023, which was derived from FSP Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023. FSP Corp. elected to be, and is qualified as, a real estate investment trust for federal income tax purposes. FSP Corp. has met the various required tests; therefore, no provision for federal or state income taxes has been reflected on real estate operations.

FSP Corp. has subsidiaries which are not in the business of real estate operations.  Those subsidiaries are taxable as real estate investment trust subsidiaries, or TRS, and are subject to income taxes at statutory tax rates.  FSP Corp. is also subject to a business tax known as the Revised Texas Franchise Tax.  Some of FSP Corp.’s leases allow reimbursement by tenants for these amounts because the Revised Texas Franchise Tax replace a portion of the property tax for school districts.  Because the tax base of the Revised Texas Franchise Tax is derived from an income-based measure, it is considered an income tax.  The taxes on income shown in the pro forma condensed consolidated statements of operations relates primarily to the Revised Texas Franchise Tax.  There are no material items that would cause a deferred tax asset or a deferred tax liability.

(b)	Represents FSP Corp.’s disposition of the One Legacy Property and the necessary adjustments to eliminate the real estate assets, rights and obligations associated with tenant leasing arrangements, accrued property taxes and income taxes, and related intangible assets based on their carrying values as of September 30, 2023, disposed of on October 26, 2023. The One Legacy Property’s real estate assets and related intangible assets were reclassified and recorded in Assets held for sale on the condensed consolidated balance sheets on September 30, 2023.
(c)	Represents the net disposition proceeds received. The gross sale price of the One Legacy Property was $48 million less purchase credits of $0.4 million, less estimated disposition related costs of $0.6 million, less payment of property taxes in the amount of $0.9 million, and security deposits of $0.2 million to the One Legacy Buyer.
(d)	Represents FSP Corp.’s disposition of the One Legacy Property and the related nonrecurring estimated gain on sale. The gain has been calculated based on the net disposition proceeds of $45.9 million as described above in (c), less the carrying amounts of assets and liabilities as of September 30, 2023, less taxes on income on the sale of the One Legacy Property of approximately $18,000.
(e)	Represents FSP Corp.’s historical condensed balance sheet on September 30, 2023, less the effect of the sale of the One Legacy Property.
(f)	Represents FSP Corp.’s disposition of the Blue Lagoon Property and the necessary adjustments to eliminate the real estate assets, rights and obligations associated with tenant leasing arrangements, accrued property taxes and related intangible assets based on their carrying values as of September 30,

2023 associated with the Blue Lagoon Property. The Blue Lagoon Property’s real estate assets and related intangible assets were measured at fair value on September 30, 2023 and an impairment loss of $19.2 million was recorded, reducing the carrying value of the Blue Lagoon Property’s real estate assets and related intangible assets, and together are recorded in Assets held for sale on the condensed consolidated balance sheet.
(g)	Represents the net disposition proceeds received. The gross sales price of the Blue Lagoon Property was $68.0 million plus purchase credits of $8.3 million, less estimated disposition related costs of $1.4 million and payment of property taxes in the amount of $0.5 million to the Blue Lagoon Buyer.
(h)	Represents FSP Corp.’s disposition of the Blue Lagoon Property and the related nonrecurring estimated gain on sale. The gain has been calculated based upon the net disposition proceeds of $57.8 million as described above in (g), less the carrying amounts as of September 30, 2023 of assets and liabilities disposed of on December 6, 2023.

2. Adjustments to Pro Forma Condensed Consolidated Statements of Operation

(i)	Represents FSP Corp.’s historical condensed consolidated statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022, which were derived from FSP Corp.’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2023 and the Annual Report on Form 10-K for the year ended December 31, 2022, respectively. The condensed consolidated statement of operations for the nine months ended September 30, 2023, and year ended December 31, 2022 includes nonrecurring gains/(losses) of $(12.9) million and $27.9 million, respectively, for the sale of the Properties, net of impairment, unrelated to the Properties sold on October 26, 2023 and December 6, 2023.
(j)	Represents FSP Corp.’s disposition of the One Legacy Property and the necessary adjustment to eliminate the impact of historical rental income, real estate operating expenses, real estate taxes and insurance, depreciation and amortization, general and administrative expenses, and income tax expenses associated with the One Legacy Property.
(k)	Represents the disposition of the One Legacy Property and the related nonrecurring estimated gain on sale. The gain has been calculated based upon the net disposition proceeds of $45.9 million, less the carrying amounts as of September 30, 2023 of assets and liabilities disposed of on October 26, 2023.
(l)	Represents FSP Corp.’s historical condensed consolidated statements of operations for the nine months ended September 30, 2023 and year ended December 31, 2022, less the effect of the sale of the One Legacy Property.
(m)	Represents FSP Corp.’s disposition of the Blue Lagoon Property and the necessary adjustment to eliminate the impact of historical rental income, real estate operating expenses, real estate taxes and insurance, depreciation and amortization, general and administrative expenses and impairment loss, associated with the Blue Lagoon Property.
(n)	Represents the disposition of the Blue Lagoon Property and the related nonrecurring estimated loss on sale. The loss has been calculated based upon the net disposition proceeds of $57.8 million as described above in (g), less the carrying amounts as of September 30, 2023 of assets and liabilities disposed of on December 6, 2023, less $19.2 million of previously recorded impairment loss.